                                                                    EXHIBIT 10.3

                            TSR SHARE AWARD AGREEMENT


                             _____________ __, 20__

This TSR SHARE AWARD AGREEMENT (this "Agreement") is entered into as of the date first written above by and between PPG Industries, Inc. (the "Company") and ______________ (the "Participant").

The Company maintains the PPG Industries, Inc. Long Term Incentive Plan (the "Key Executive LTIP") and the PPG Industries, Inc. Executive Officers' Long Term Incentive Plan (the "Executive Officers' LTIP," and, together with the Key Executive LTIP, the "LTIPs"), each of which is incorporated into and forms a part of this Agreement, and the Participant has been deemed to be a Covered Employee or has otherwise been selected by the Officers-Directors Compensation Committee or its Designee (as applicable, the "Committee") to receive an Award under the Key Executive LTIP or the Executive Officers' LTIP, as determined in accordance with paragraph 1.C hereof. Capitalized terms used in this Agreement shall have the respective meanings given to such terms in the Key Executive LTIP or the Executive Officers' LTIP, as the context dictates, or elsewhere in this Agreement.

The Award of TSR Shares shall be confirmed by a separate Grant Notice ("Grant Notice"), specifying the date of grant of the Award (the "Grant Date"), the number of TSR Shares granted and the Award Goals applicable to such TSR Shares. Such Award shall be subject to the terms and conditions of this Agreement and such Grant Notice shall be deemed incorporated by reference into this Agreement.

NOW, THEREFORE, the Company and the Participant, intending to be legally bound, agree as follows:

1.       Terms and Conditions of the Award.

         A. This Agreement sets forth the terms and conditions applicable to the Award of TSR Shares confirmed in the Grant Notice.

         B. The Committee may terminate the Award at any time during the Award Period if, in its sole discretion, the Committee determines that the Participant is no longer in a position to have a substantial opportunity to influence the long-term growth of the Company.

         C. If the Participant is deemed to be a Covered Employee as of the last day of an Award Period, the Participant's Award for that Award Period will be made under the Executive Officers' LTIP; provided, that: (1) Awards under the Executive Officers' LTIP will only be made if the Committee certifies that the Award Goals set forth in the Grant Notice have been achieved, and (2) the Committee reserves the right to exercise negative discretion in reducing or eliminating any Award that would otherwise be payable. If the Participant is not deemed to be a "Covered Employee," the Participant's Award will be made under the Key Executive LTIP; provided, that the Committee may, in its sole discretion, adjust the amount of an Award Goal during an Award Period for any such Participant. The LTIP that is determined to be applicable to the Participant under the provision set forth above is referred to in this agreement as the "applicable LTIP."

         D. On each date that the Company pays a dividend on its Common Stock during the Award Period, the Participant shall be entitled to a Dividend Equivalent on each TSR Share in the Participant's TSR Account. Unless prohibited under applicable law or otherwise determined by the Committee in its discretion, the value of such Dividend Equivalents shall be automatically deferred, on behalf of the Participant, into the PPG Stock Account of the Deferred Compensation Plan.

         E. If the Participant's employment with the Company terminates during the Award Period but after the first anniversary of the Grant Date because of retirement or Disability (as determined in accordance with the applicable LTIP) or job elimination, the Participant shall be entitled to a prorated Award which shall be determined at the end of the Award Period by multiplying the Award to which the Participant would otherwise have been entitled by a fraction, the numerator of which is the number of months the Participant was employed during the Award Period and the denominator of which is the total number of calendar months in the Award Period; provided, however, that the Committee, in its sole discretion, may determine that a greater Payment, not to exceed the full amount of the original Award, shall be made to such Participant in respect of his or her Award or may determine pursuant to the provisions of the applicable LTIP to reduce or eliminate any Payment made or to be made to such Participant in respect of his or her Award. If the Participant's employment with the Company terminates during the Award Period but after the first anniversary of the Grant Date because of the Participant's death, the Committee, in its sole discretion, shall determine the timing and amount of the Payment, if any, not to exceed the full amount of the original Award, that shall be made in respect of the Participant's Award.

         F. If the Participant's employment with the Company terminates during the Award Period for any reason other than retirement, Disability, job elimination or death, or for any reason before the first anniversary of the Grant Date, the Participant's Award shall be forfeited on the date of such termination; provided, however, that the Committee, in its sole discretion, may determine that the Participant will be entitled to a full or partial Payment with respect to the Award.

         G. Promptly following the end of the Award Period, the Committee shall determine the extent, if any, to which the applicable Award Goals have been attained and the extent, if any, to which the Award has been earned by the Participant. The Committee shall have the negative discretion to reduce or eliminate any Payment for the Award.

         H. The Award shall be subject to the provisions of the applicable LTIP concerning Change in Control of the Company.

2.       Payment on Account of Awards.

         A. Upon attainment of the Award Goals, and subject to this Agreement and the terms of the applicable LTIP, the Participant shall, at the end of the Award Period, earn a Payment determined by reference to the number of shares of Common Stock constituting the earned Award as determined by the Committee in accordance with paragraph 1.G. The Participant shall receive payment in the form of cash and/or shares of Common Stock as determined by the Committee in its sole discretion. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock.

         B. Any shares of Common Stock issued to the Participant with respect to his or her Award shall be subject to such restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange and any applicable state or foreign securities laws, and the Committee may cause a legend or legends to be endorsed on any stock certificates for such shares making appropriate references to such legal restrictions.

         C. Except as otherwise provided in this Agreement, and except in the event the Participant is permitted and elects to defer payment, the payment of cash and shares of Common Stock in accordance with the provisions of paragraph 2 will be delivered not later than March 15 of the year following the end of the Award Period.

3. Continuing Conditions. Notwithstanding any other provisions herein, the Participant, by execution of this Agreement, agrees and acknowledges that in return for the Award granted by the Company in this Agreement, the following continuing conditions shall apply:

         A. If at any time within the Award Period or within one (1) year after the Award Period the Participant engages in any activity in competition with any activity of the Company or any of its Subsidiaries, or contrary or harmful to the interests of the Company or any of its Subsidiaries, including, but not limited to: (1) conduct related to the Participant's employment for which either criminal or civil penalties against the Participant may be sought; (2) violation of Company (or Subsidiary) Business Conduct Policies; (3) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any of its Subsidiaries, including employing or recruiting any present, former or future employee of the Company or any of its Subsidiaries; (4) disclosing or misusing any confidential information or material concerning the Company or any of its Subsidiaries; or (5) participating in a hostile takeover attempt, then this Award shall terminate effective the date on which the Participant enters into such activity, unless terminated sooner by operation of another term or condition of this Agreement, and any "Award Gain" realized by the Participant shall be paid by the Participant to the Company. "Award Gain" shall mean the cash and the closing market price of the Common Stock delivered to the Participant pursuant to paragraph 2 on the date of such delivery times the number of shares so delivered. Any shares of Common Stock deferred by the Participant shall be considered to have been delivered for the purpose of this paragraph 3.

         B. By accepting this Agreement, the Participant consents to a deduction from any amounts the Company or any of its Subsidiaries owes the Participant from time to time (including amounts owed the Participant as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Participant by the Company or any of its Subsidiaries), to the extent of the amounts payable to the Company by the Participant under paragraph 3.A. above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount payable by the Participant, calculated as set forth above, the Participant agrees to pay immediately the unpaid balance to the Company.

         C. The Participant may be released from the Participant's obligations under paragraphs 3.A and 3.B above only if the Committee determines, in its sole discretion, that such action is in the best interest of the Company.

4. Nonassignability. Except as provided in the applicable LTIP with respect to a "Qualified Domestic Relations Order" ("QDRO") as defined in Section 414(p) of the Internal Revenue Code, neither the Participant nor his/her Beneficiary shall have the power to encumber, sell, alienate, or otherwise dispose of his/her interest under the this Agreement prior to actual payment to and receipt thereof by such person; nor shall the Administrator of the applicable LTIP recognize any assignment in derogation of the foregoing. No interest hereunder of any person shall be subject to attachment, execution, garnishment or any other legal, equitable, or other process.

5. Beneficiary Designation. In the event of the Participant's death, any amount payable under this Agreement shall be paid to the Participant's Beneficiary as determined in accordance the applicable LTIP.

6. Limited Right to Assets of the Corporation. Any amounts payable under this Agreement shall be paid from the general funds of the Company and from shares authorized and available for issuance under the applicable LTIP, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

7. Certain Adjustments. In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, reorganization, merger, consolidation, exchange of shares or similar change, a corresponding change shall be made in the number of TSR Shares subject to this Agreement unless the Committee makes a contrary determination, which it may do in its sole discretion and which, if done, shall be final and binding.

8. Applicable Law. This Agreement is intended to be governed by ERISA. In any case where ERISA does not apply, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to any choice of law principles.

9. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. Applicable LTIP Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the applicable LTIP, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

11. Entire Agreement. This Agreement, including without limitation all documents incorporated by reference herein, contains all terms and conditions with respect to the subject matter hereof.

12. Amendment. Subject to the terms of the applicable LTIP, including any limitations on amendments thereof, this Agreement may be amended by written agreement of the Participant and the Company without the consent of any other person.

13. No Right to Further Awards. Neither this Agreement nor the grant of an Award to the Participant under the LTIPs shall confer upon the Participant any claim of right to be granted further Awards under the LTIPs or any other compensation plan or program of the Company.

14. No Rights as Shareholder. The Participant shall have no rights as a shareholder of the Company, including without limitation voting or dividend rights, with respect to an Award under the applicable LTIP unless and until shares of Common Stock are actually issued to the Participant with respect to such Award.

15. Taxes. The Company shall have the right to deduct, or to require the Participant or other person receiving a Payment under this Agreement to pay to the Company any Federal or state taxes required by law to be withheld or paid.

16. Successors of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

PPG INDUSTRIES, INC.






------------------------------------------------
By:  C. W. Wise, Vice President, Human Resources